Exhibit 99.1

Shineco, Inc. Announces Nasdaq Ticker Symbol Change from “TYHT” to “SISI”

BEIJING, October 15, 2021 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural and hemp products and other biotech products, announced that its ticker symbol on the Nasdaq Stock Market (NASDAQ) will change to “SISI” at the open of market trading on Monday, October 18, 2021. Shineco has traded under the ticker “TYHT” since the Company’s initial public offering in 2016.

Ms. Jennifer Zhan, CEO of Shineco, commented, “We are pleased to see that our ticker symbol is now aligned with our brand and our vision, which will strengthen our visibility with public investors and provide consistent recognition across all our shareholders. We remain committed to our strategies and maximize shareholder value by expanding our core capabilities, enhancing our brand recognition, and continuing to invest in the industry.”

No action is required from Shineco shareholders relative to the ticker symbol change. Shineco’s common stock will continue to be listed on NASDAQ and the CUSIP number will remain unchanged.

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit http://tianyiluobuma.com.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Shineco assumes no obligation to update these forward-looking statements except as required by the applicable rules and regulations.

For more information, please contact:

Tina Xiao

Ascent Investor Relations LLC

Phone: +1-917-609-0333

Email: tina.xiao@ascent-ir.com